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                                                                      EXHIBIT 13

                            PERFORMANCE CALCULATION

                              SEPARATE ACCOUNT V



MARQUEE VARIABLE ANNUITY    Fund is Fidelity Equity-Income (A Units)

AUV @ 12/31/94         9.837701
AUV @ 12/31/95         13.184522

1 year nonstandard actual total return and actual average annual total return is:

       13.184522  - 1  =  .3402036 * 100% rounded to 2 decimal places = 34.02%
       ---------
        9.837701